Exhibit 10.1

FOURTH AMENDMENT

TO THE

SJW GROUP

FORMULAIC EQUITY AWARD PROGRAM FOR

NON-EMPLOYEE BOARD MEMBERS

(As Amended by the THIRD AMENDMENT)

The SJW Group Formulaic Equity Award Program For Non-Employee Board Members (the “Automatic Grant Program”), is hereby amended as of September 8, 2021, subject to ratification by the Corporation’s Board of Directors.

1.	Section II.A.1 of the Automatic Grant Program is hereby amended to add the following paragraph at the end of the section:

Beginning May 1, 2020, each individual who commences service as a non-employee board member following the date of an annual meeting of the Corporation’s shareholders, commencing with the 2020 Annual Meeting, but before the date that is two months prior to the next annual meeting of the Corporation’s shareholders (the “New Non-Employee Director”), shall automatically be granted an Award (the “New Non-Employee Director Award”) in the form of restricted stock units covering that number of shares of Common Stock (rounded up to the next whole share) determined by (i) dividing the Applicable Annual Amount (as defined below) by the Fair Market Value per share on the Date of the New Non-Employee Director Award, and (ii) multiplying the number obtained from clause (i) by a fraction, with the numerator being the number of months, with each partial month rounded up to a whole number, from the date the New Non-Employee Director commenced service to the estimated date of the next annual meeting of the Corporation’s shareholders, and the denominator being twelve (12). For New Non-Employee Directors who commence service following the 2021 Annual Meeting, the Date of the New Non-Employee Director Award shall be the date such individual commences service, and for New Non-Employee Directors who commenced service after the 2020 Annual Meeting and before the 2021 Annual Meeting, the Date of the New Non-Employee Director Award shall be September 8, 2021. Each New Non-Employee Director shall be eligible for an Award pursuant to the terms of the first paragraph of this Section 1 as of the next annual meeting following the date the New Non-Employee Director commences services as a non-employee board member.

2.	Section II.B. of the Automatic Grant Program is hereby amended by adding the following sentence at the end of the paragraph:

Notwithstanding the foregoing in this Section II.B, restricted stock unit awards granted to New Non-Employee Directors shall vest on the one year anniversary of the date such award was granted.

3.	Except as modified by this Fourth Amendment, all the terms and provisions of the Automatic Grant Program shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, SJW Group has caused this Fourth Amendment to be executed on its behalf by its duly-authorized officer on this 8th day of September, 2021.

SJW GROUP

By:	/s/ Eric W. Thornburg
Eric W. Thornburg, President,
Chief Executive Officer and Chairman of the Board of Directors